Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2019 THIRD QUARTER RESULTS

Book value per share increases 1.8%

NEW YORK, NY, November 5, 2019 – Alleghany Corporation (NYSE-Y) announced its financial results for the third quarter and first nine months of 2019. Highlights are below.

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Book value per share[1] was $612.87 as of September 30, 2019, an increase of 16.1% from year-end 2018, and an increase of 1.8% from June 30, 2019. Excluding changes in other comprehensive income primarily related to unrealized appreciation on bonds due to the decline in interest rates, book value per share increased 10.8% from year-end 2018 and 1.0% from June 30, 2019.

●

Earnings per diluted share and operating earnings per diluted share were $6.27 and $7.61, respectively, for the third quarter of 2019, compared with earnings per diluted share and operating losses per diluted share of $19.07 and ($1.07), respectively, for the third quarter of 2018.

●

Earnings per diluted share and operating earnings per diluted share were $57.14 and $29.65, respectively, for the first nine months of 2019, compared with earnings per diluted share and operating earnings per diluted share of $49.53 and $20.03, respectively, for the first nine months of 2018.

●	Net premiums written increased 14.1% and 12.7% for the third quarter and first nine months of 2019, respectively.

●

Underwriting profit was $33 million and $232 million in the third quarter and first nine months of 2019, respectively, generating combined ratios of 97.6% and 94.3%, compared with an underwriting loss of $140 million and combined ratio of 111.5% and underwriting profit of $88 million and combined ratio of 97.6% for the third quarter and first nine months of 2018, respectively.

●	Net investment income increased 16.1% to $148 million and 9.5% to $414 million for the third quarter and first nine months of 2019, respectively.

●

Alleghany Capital revenue[2] increased 54.1% to $628 million and 76.3% to $1,727 million for the third quarter and first nine months of 2019, respectively. Excluding the impact of Concord, which was acquired on October 1, 2018, Alleghany Capital revenue increased 42.3% and 62.4%, in the third quarter and first nine months of 2019, respectively.

●

Alleghany Capital earnings before income taxes and operating earnings before income taxes were $38 million and $46 million, respectively, for the third quarter of 2019, compared with earnings before income taxes and operating earnings before income taxes of $17 million and $23 million, respectively, for the third quarter of 2018.

●

Alleghany Capital earnings before income taxes and operating earnings before income taxes were $102 million and $124 million, respectively, for the first nine months of 2019, compared with earnings before income taxes and operating earnings before income taxes of $23 million and $40 million, respectively, for the first nine months of 2018.

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Relates to Alleghany Capital noninsurance revenue.

The following table summarizes results for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2019	2018	Change	2019	2018	Change
			(in millions, except per share data)

Revenues:

Total revenues	$2,159.9	$2,177.4	(0.8%)	$6,739.9	$5,660.1	19.1%

Change in the fair value of equity securities	(16.7)	370.2	n/m	519.3	512.8	1.3%

Net premiums written	1,413.9	1,239.1	14.1%	4,246.0	3,768.3	12.7%

Alleghany Capital revenue[1]	628.0	407.5	54.1%	1,726.8	979.2	76.3%

Net investment income	147.8	127.3	16.1%	413.6	377.7	9.5%

Earnings:

Earnings before income taxes	$129.3	$349.9	(63.0%)	$1,061.9	$930.3	14.1%

Underwriting profit (loss)	32.8	(140.0)	n/m	232.3	87.7	164.9%

Net earnings attributable to Alleghany stockholders	90.4	284.9	(68.3%)	826.1	751.6	9.9%

Operating earnings (losses)	109.8	(16.0)	n/m	428.9	307.0	39.7%

Share and Per share data:

Earnings per diluted share	$6.27	$19.07	(67.1%)	$57.14	$49.53	15.4%

Operating earnings (losses) per diluted share	7.61	(1.07)	n/m	29.65	20.03	48.0%

Weighted average diluted shares outstanding	14,422,581	14,937,135	(3.4%)	14,458,750	15,173,680	(4.7%)

[1]	Relates to Alleghany Capital noninsurance revenue.

The following table summarizes the change in book value per share1 for the three and nine months ended September 30, 2019:

	Three		Nine
	months ended	Percent	months ended	Percent
Book value per share[1]:	September 30, 2019	Change	September 30, 2019	Change

As of the beginning of the period	$601.90		$527.75

Diluted earnings per share	6.27	1.0%	57.14	10.8%

Other comprehensive income and other[2]	4.70	0.8%	27.98	5.3%

As of the end of the period	$612.87	1.8%	$612.87	16.1%

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Primarily related to unrealized appreciation on bonds, after tax.

Weston Hicks, President and chief executive officer, commented, “Despite a small decline in the fair value of Alleghany’s equity portfolio and seasonal catastrophe losses in the quarter, Alleghany’s book value per share grew due to strong growth in net investment income, unrealized appreciation of the fixed income portfolio, record earnings at Alleghany Capital, and solid ex-catastrophe underwriting results at both RSUI and TransRe.

“The excess and surplus lines underwriting environment continues to tighten and RSUI is benefiting from accelerating rate increases, improved terms, increased submissions and strong premium growth across most lines of business. TransRe’s casualty business is benefiting from improving original rate trends on its proportional business and some modest reductions in ceding commissions.

“Alleghany Capital had another excellent quarter, reflecting strong revenue and earnings growth across almost all businesses with Jazwares and W&W|AFCO Steel being the largest contributors. We are continuing to see solid organic growth at the Alleghany Capital group of companies as well as attractive opportunities to add selectively to our platform companies through strategic add-on acquisitions.”

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2019	2018	Change	2019	2018	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$1,111.7	$985.2	12.8%	$3,332.1	$2,958.9	12.6%
Insurance Segment	302.2	253.9	19.0%	913.9	809.4	12.9%

	$1,413.9	$1,239.1	14.1%	$4,246.0	$3,768.3	12.7%

Underwriting profit (loss):
Reinsurance Segment	$6.0	$(172.4)	n/m	$122.0	$(3.8)	n/m
Insurance Segment	26.8	32.4	(17.3%)	110.3	91.5	20.5%

	$32.8	$(140.0)	n/m	$232.3	$87.7	164.9%

Reinsurance

Net premiums written increased by 12.8% and 12.6% in the third quarter and first nine months of 2019 from the corresponding 2018 periods, respectively. These increases primarily reflect the impact of TransRe’s August 29, 2018 purchase of the renewal rights to a block of U.S. treaty reinsurance business, partially offset by a decrease in net premiums written related to a certain large whole account quota share treaty and the impact of changes in foreign currency exchange rates.

TransRe’s 2019 third quarter combined ratio was 99.5%, compared with 117.9% for the 2018 third quarter, and was 96.2% for the first nine months of 2019, compared with 100.1% for the first nine months of 2018. The lower combined ratios in the current year are primarily due to significantly lower net catastrophe losses in the 2019 third quarter and year-to-date period of $76 million (including Typhoon Faxai and Hurricane Dorian) compared to corresponding period 2018 net catastrophe losses of $196 million (including Typhoon Jebi, Hurricane Florence and Typhoon Trami).

TransRe’s results include catastrophe loss estimates related to Typhoon Faxai, which made landfall in Japan on September 9, 2019. There is significant uncertainty regarding the loss estimates for Typhoon Faxai given the nature and location of the event. Furthermore, third quarter results do not take into account losses from Typhoon Hagibis, which made landfall in Japan on October 12, 2019, and affected regions also impacted by Typhoon Faxai. The impact of Tyhpoon Hagibis will be reflected in Alleghany’s 2019 fourth quarter results.

Insurance

Insurance segment net premiums written increased by 19.0% and 12.9% in the third quarter and first nine months of 2019 from the corresponding 2018 periods, respectively.

RSUI’s net premiums written increased by 21.3% and 14.1% in the third quarter and first nine months of 2019 from the corresponding 2018 periods, respectively, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property line of business and, to a lesser extent, the excess casualty and directors’ and officers’ liability lines of business.

RSUI’s combined ratio was 87.0% in the third quarter of 2019 compared with 83.8% in the third quarter of 2018, and was 81.7% in the first nine months of 2019 compared with 84.5% in the first nine months of 2018. The higher combined ratio in the third quarter of 2019 reflects lower favorable prior accident year loss reserve development, partially offset by lower catastrophe losses compared with the third quarter of 2018. The lower combined ratio in the first nine months of 2019 reflects the impact of higher net premiums earned, lower catastrophe losses and a lower non-catastrophe loss ratio, partially offset by lower favorable prior accident year loss reserve development.

CapSpecialty’s net premiums written increased by 14.0% and 9.8% in the third quarter and first nine months of 2019 from the corresponding 2018 periods, respectively, primarily reflecting CapSpecialty’s continued growth in the healthcare, specialty casualty and surety lines of business due to increases in business opportunities and CapSpecialty’s expanded product offerings and, for the nine month period only, the impact of CapSpecialty’s purchase on February 20, 2018 of certain renewal rights to a small environmental block of business.

CapSpecialty’s combined ratio was 100.7% in the third quarter of 2019 compared with 97.7% in the third quarter of 2018, and was 100.1% in the first nine months of 2019 compared with 97.7% in the first nine months of 2018. The increases in combined ratio in the 2019 periods reflect modest unfavorable prior accident year loss reserve development compared with favorable prior accident year loss reserve development in the 2018 periods, partially offset by a lower expense ratio. In addition, Alleghany recognized approximately $8 million in non-recurring other operating expenses related to the retirement of CapSpecialty’s former chief executive officer and the restructuring of CapSpecialty management compensation plans in the third quarter of 2019.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and operating earnings (losses) before income taxes for the Alleghany Capital segment for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,
	2019				2018
		Non-	Corp. &			Non-	Corp. &
	Industrial	industrial	other	Total	Industrial	industrial	other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$16.3	$26.4	$(4.8)	$37.9	$3.5	$17.9	$(4.0)	$17.4

Less: net realized capital gains	(0.1)	0.3	-	0.2	(0.1)	0.1	-	-
Add: amortization of intangible assets	2.9	4.8	-	7.7	2.4	3.4	-	5.8

Operating earnings (losses) before income taxes	$19.1	$31.5	$(4.8)	$45.8	$5.8	$21.4	$(4.0)	$23.2

	Nine Months Ended September 30,
	2019				2018
		Non-	Corp. &			Non-	Corp. &
	Industrial	industrial	other	Total	Industrial	industrial	other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$50.9	$66.1	$(15.5)	$101.5	$14.5	$17.9	$(9.0)	$23.4

Less: net realized capital gains	(0.7)	0.4	-	(0.3)	(0.7)	0.1	-	(0.6)
Add: amortization of intangible assets	9.3	13.5	-	22.8	6.7	10.3	-	17.0

Operating earnings (losses) before income taxes	$59.5	$80.0	$(15.5)	$124.0	$20.5	$28.3	$(9.0)	$39.8

The increases in earnings before income taxes in the third quarter and first nine months of 2019 from the corresponding 2018 periods reflect increased earnings in both the non-industrial and industrial operations. The increases in non-industrial earnings before income taxes primarily reflect the impact of higher sales and higher margins at Jazwares, most significantly due to the addition of the Fortnite license, which began generating sales in the fourth quarter of 2018 and, to a lesser extent, the acquisition of Concord and organic sales growth at IPS. The increases in industrial earnings before income taxes primarily reflect higher sales and higher margins at W&W|AFCO Steel and, to a lesser extent, higher sales at Kentucky Trailer. Increased sales at W&W|AFCO Steel reflects organic growth as well as margin improvement versus the corresponding 2018 periods reflecting progress on higher margin contracts this year.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the third quarter of 2019 and first nine months of 2019 of $148 million and $414 million, respectively, an increase of 16.1% and 9.5%, respectively, from the corresponding 2018 periods. The increases in net investment income in the third quarter and first nine months of 2019 from the corresponding 2018 periods primarily reflect higher interest income, partially offset by lower dividend income. The increases in interest income and the decreases in dividend income primarily relate to a reallocation of a significant portion of our investment portfolio from equity securities to debt securities in the first quarter of 2019.

Financial statement total return3 on investments was 1.2% for the third quarter of 2019, compared with 2.4% for the third quarter of 2018. The decrease reflects a modest decline in the fair value of the equity securities portfolio compared with a significant increase in the third quarter of 2018, partially offset by higher net investment income and an increase in unrealized gains on the fixed income portfolio compared with a decrease in the third quarter of 2018.

OTHER FINANCIAL INFORMATION

As of September 30, 2019, Alleghany had 14,405,508 shares of its common stock outstanding, compared with 14,576,509 shares of its common stock outstanding as of December 31, 2018.

During the first nine months of 2019, Alleghany repurchased an aggregate of 174,211 shares of its common stock in the open market for $112 million, at an average price per share of $645.46. As of September 30, 2019, Alleghany had $659 million remaining under its share repurchase authorization.

[3]	As calculated in Alleghany’s financial supplement.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2019 third quarter and first nine months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc., a holding company with three operating businesses: (a) Bourn & Koch, Inc., a provider of precision automated machine tool solutions; (b) Diamond Technology Innovations, Inc., a manufacturer of waterjet orifices and nozzles and a provider of related services; and (c) Coastal Industrial Distributors, LLC, a provider of high-performance solid carbide end mills; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings, operating earnings per diluted share and operating earnings before income taxes, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions)		(in millions)

Earnings before income taxes	$129.3	$349.9	$1,061.9	$930.3

Adjustments to earnings before income taxes:

Net investment income	147.8	127.3	413.6	377.7

Change in the fair value of equity securities	(16.7)	370.2	519.3	512.8

Net realized capital gains	3.9	16.2	20.8	67.2

Other than temporary impairment losses	(3.6)	-	(13.6)	(0.5)

Noninsurance revenue	638.5	438.3	1,756.5	1,032.7

Other operating expenses	(617.3)	(415.3)	(1,701.2)	(1,023.5)

Corporate administration	(22.3)	(19.1)	(67.6)	(41.0)

Amortization of intangible assets	(8.1)	(5.5)	(23.8)	(16.8)

Interest expense	(25.7)	(22.2)	(74.4)	(66.0)

	96.5	489.9	829.6	842.6

Underwriting profit (loss)	$32.8	$(140.0)	$232.3	$87.7

Operating earnings and operating earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings and operating earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of operating earnings and operating earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	($ in millions, except share and per share amounts)
Net earnings attributable to Alleghany stockholders(1)	$90.4	$284.9	$826.1	$751.6

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	(16.7)	370.2	519.3	512.8
Net realized capital gains	3.9	16.2	20.8	67.2
Other than temporary impairment losses	(3.6)	-	(13.6)	(0.5)
Amortization of intangible assets	(8.1)	(5.5)	(23.8)	(16.8)
Income tax effect of adjustments	5.1	(80.0)	(105.5)	(118.1)

	(19.4)	300.9	397.2	444.6

Operating earnings (losses)	$109.8	$(16.0)	$428.9	$307.0

Weighted average diluted common shares outstanding	14,422,581	14,937,135	14,458,750	15,173,680

Earnings per diluted share	$6.27	$19.07	$57.14	$49.53

Operating earnings (losses) per diluted share	$7.61	$(1.07)	$29.65	$20.03
___________________

(1)

The numerators for calculating earnings per diluted share and operating earnings per share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Operating earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Operating earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because operating earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, OTTI losses and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses operating earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of operating earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2018 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James

Alleghany Corporation

212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2019 – $1,399,141; 2018 – $2,904,496)	$2,092,267	$3,572,790
Debt securities (amortized cost: 2019 – $14,012,407; 2018 – $11,895,850)	14,488,289	11,823,968
Short-term investments	968,547	893,776

	17,549,103	16,290,534
Commercial mortgage loans	706,030	676,532
Other invested assets	610,234	555,972

Total investments	18,865,367	17,523,038
Cash	897,477	1,038,763
Accrued investment income	100,085	91,913
Premium balances receivable	928,740	842,642
Reinsurance recoverables	1,618,679	1,921,278
Ceded unearned premiums	258,617	221,232
Deferred acquisition costs	505,826	464,546
Property and equipment at cost, net of accumulated depreciation and amortization	206,346	195,243
Goodwill	484,556	455,142
Intangible assets, net of amortization	588,178	553,136
Current taxes receivable	30,243	116,637
Net deferred tax assets	-	164,890
Funds held under reinsurance agreements	740,291	744,057
Other assets	1,266,426	1,012,379

Total assets	$26,490,831	$25,344,896

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,634,021	$12,250,294
Unearned premiums	2,495,698	2,267,078
Senior Notes and other debt	1,695,303	1,669,039
Reinsurance payable	184,543	168,667
Net deferred tax liabilities	3,533	-
Other liabilities	1,468,222	1,127,346

Total liabilities	17,481,320	17,482,424

Redeemable noncontrolling interests	180,853	169,762

Common stock (shares authorized: 2019 and 2018 – 22,000,000; shares issued: 2019 and 2018 – 17,459,961)	17,460	17,460
Contributed capital	3,608,353	3,612,830
Accumulated other comprehensive income (loss)	223,266	(202,003)
Treasury stock, at cost (2019 – 3,054,453 shares; 2018 – 2,883,452 shares)	(1,423,901)	(1,312,939)
Retained earnings	6,403,480	5,577,362

Total stockholders’ equity attributable to Alleghany stockholders	8,828,658	7,692,710

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$26,490,831	$25,344,896

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Three Months Ended September 30,
	2019	2018
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,389,981	$1,225,346
Net investment income	147,829	127,329
Change in the fair value of equity securities	(16,691)	370,175
Net realized capital gains	3,957	16,230
Other than temporary impairment losses	(3,597)	(3)
Noninsurance revenue	638,478	438,338

Total revenues	2,159,957	2,177,415

Costs and Expenses
Net loss and loss adjustment expenses	907,736	957,703
Commissions, brokerage and other underwriting expenses	449,519	407,679
Other operating expenses	617,326	415,378
Corporate administration	22,276	19,094
Amortization of intangible assets	8,095	5,500
Interest expense	25,703	22,189

Total costs and expenses	2,030,655	1,827,543

Earnings before income taxes	129,302	349,872
Income taxes	28,010	60,413

Net earnings	101,292	289,459
Net earnings attributable to noncontrolling interest	10,860	4,559

Net earnings attributable to Alleghany stockholders	$90,432	$284,900

Net earnings	$101,292	$289,459
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $22,918 and ($8,932) in 2019 and 2018, respectively	86,215	(33,601)
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($1,301) and ($3,408) for 2019 and 2018, respectively	(4,892)	(12,819)
Change in unrealized currency translation adjustment, net of deferred taxes of ($2,749) and ($407) for 2019 and 2018, respectively	(10,343)	(1,530)
Retirement plans	322	(551)

Comprehensive income	172,594	240,958
Comprehensive income attributable to noncontrolling interests	10,860	4,559

Comprehensive income attributable to Alleghany stockholders	$161,734	$236,399

Basic earnings per share attributable to Alleghany stockholders	$6.27	$19.07
Diluted earnings per share attributable to Alleghany stockholders	6.27	19.07

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Nine Months Ended September 30,
	2019	2018
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$4,043,298	$3,670,161
Net investment income	413,623	377,728
Change in the fair value of equity securities	519,322	512,771
Net realized capital gains	20,753	67,197
Other than temporary impairment losses	(13,617)	(514)
Noninsurance revenue	1,756,507	1,032,690

Total revenues	6,739,886	5,660,033

Costs and Expenses
Net loss and loss adjustment expenses	2,497,037	2,366,491
Commissions, brokerage and other underwriting expenses	1,313,961	1,216,057
Other operating expenses	1,701,218	1,023,440
Corporate administration	67,612	40,998
Amortization of intangible assets	23,790	16,730
Interest expense	74,363	65,997

Total costs and expenses	5,677,981	4,729,713

Earnings before income taxes	1,061,905	930,320
Income taxes	207,878	171,275

Net earnings	854,027	759,045
Net earnings attributable to noncontrolling interest	27,909	7,454

Net earnings attributable to Alleghany stockholders	$826,118	$751,591

Net earnings	$854,027	$759,045
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $117,548 and ($56,690) in 2019 and 2018, respectively	442,205	(213,263)
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($2,723) and ($4,398) for 2019 and 2018, respectively	(10,246)	(16,546)
Change in unrealized currency translation adjustment, net of deferred taxes of ($2,141) and ($1,848) for 2019 and 2018, respectively	(8,054)	(6,953)
Retirement plans	1,363	(1,664)

Comprehensive income	1,279,295	520,619
Comprehensive income attributable to noncontrolling interests	27,909	7,454

Comprehensive income attributable to Alleghany stockholders	$1,251,386	$513,165

Basic earnings per share attributable to Alleghany stockholders	$57.18	$49.55
Diluted earnings per share attributable to Alleghany stockholders	57.14	49.53